UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Osiris Therapeutics, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on March 12, 2019, the Company entered into an Agreement and Plan of Merger (the “Agreement”), dated as of March 12, 2019, with Smith & Nephew Consolidated, Inc., a Delaware corporation (“Parent”), Papyrus Acquisition Corp., a Maryland corporation and a direct subsidiary of Parent (“Sub”) and, solely for the purposes of Section 7.02 and Article XI thereof, Smith & Nephew plc, an English public limited company (“Parent Holdco”).  Pursuant to the Agreement, on March 20, 2019, Sub commenced a cash tender offer for all of the Company’s outstanding shares of common stock, par value $0.001 per share (“Shares”), at a purchase price of $19.00 per Share (the “Offer Price”), in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 20, 2019 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Parent Holdco, Parent and Sub on March 20, 2019.

The Offer and withdrawal rights expired at 12:01 a.m., New York City time, on April 17, 2019 (the “Expiration Time”).  Equiniti Trust Company, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Sub that, as of the Expiration Time, a total of 21,079,693 Shares (not including 416,982 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 61% of the outstanding Shares.  All conditions to the Offer having been satisfied, on April 17, 2019, Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all Shares validly tendered and not withdrawn prior to the Expiration Time, and payment of the Offer Price for such Shares will be made by the Depositary and Paying Agent.

On April 17, 2019 (the “Closing Date”), pursuant to the terms of the Agreement, Sub merged with and into the Company, with the Company surviving as a direct subsidiary of Parent (the “Merger”).  The Merger was effected without a vote of the Company stockholders in accordance with Section 3-106.1 of the Maryland General Corporation Law (the “MGCL”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by Sub or any subsidiary of the Company) was canceled and converted into the right to receive the Offer Price, in cash, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Each stock option outstanding immediately prior to the Effective Time, whether or not vested, was canceled at the Effective Time and converted into the right to receive (i) the excess, if any, of (A) the Offer Price over (B) the exercise price per Share subject to such stock option multiplied by (ii) the number of Shares subject to the stock option immediately prior to the Effective Time.

The aggregate consideration paid in the Offer and the Merger was approximately $660 million, excluding related transaction fees and expenses.  Parent provided Sub with the necessary funds to fund the Offer and the Merger through a combination of its cash on hand and borrowing under Parent Holdco’s revolving credit facility.

The foregoing summary description of the Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 12, 2019 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger had been consummated and requested that (i) the trading of Shares on NASDAQ be suspended prior to market open on the Closing Date and (ii) the listing of Shares on NASDAQ be withdrawn.  In addition, the Company requested that NASDAQ file with the SEC a notification on Form 25 to report the delisting of Shares from NASDAQ and to deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, holders of the Shares (other than Shares owned by Sub or any subsidiary of the Company) and options immediately before the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the consideration pursuant to the Merger Agreement.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time.  Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent Holdco.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Agreement, and effective on April 17, 2019 as of the Effective Time, each of Peter Friedli, Thomas Knapp, Willi Miesch and Charles Reinhart ceased to be a director of the Company and a member of committees of the board of directors of the Company as of the Effective Time.  These removals were in connection with the Merger and were not due to disagreement or dispute with the Company on any matter.  Also on April 17, 2019 as of the Effective Time, Michael Zagger and Scott Schaffner became the directors of the Company. Information regarding the new directors has been previously disclosed in Schedule I of the Offer to Purchase, as filed with the Tender Offer Statement on Schedule TO, originally filed on March 20, 2019 by Parent Holdco, Parent and Sub.

Subsequently on April 17, 2019, Mr. Zagger was appointed as President of the Company and Mr. Schaffner was appointed as Secretary and Treasurer of the Company. Additionally, in connection with the Merger, subsequent to the effective time of the Merger on April 17, 2019, Samson Tom ceased to be President of the Company, and Joel Rogers (Chief Financial Officer and Treasurer), Jason Keefer (Chief Commercial Officer), Alla Danilkovitch (Chief Scientific Officer) and James Black II (Chief Legal Officer) ceased to be officers of the Company. For purposes of clarity, Mr. Tom will continue as Chief Executive Officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Immediately following the Effective Time, the Company’s articles of incorporation and bylaws were amended and restated in their entirety.  The amended and restated articles of incorporation and bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events

On April 17, 2019, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of March 12, 2019, by and among Smith & Nephew plc, Smith & Nephew Consolidated, Inc., Papyrus Acquisition Corp. and Osiris Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on March 12, 2019).

3.1	Amended and Restated Articles of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
99.1	Press Release of Osiris Therapeutics, Inc., dated April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Date: April 17, 2019	By:	/s/ Samson Tom
Name: Samson Tom
Title: Chief Executive Officer